EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: June 9, 2008	Number: SPW-

For value received, Voyant International Corporation, a Nevada corporation (the “Company”), hereby grants to The Blue Heron Family Trust, an Alaskan trust (“Lender”), or its permitted transferees and assigns, the right to purchase from the Company a total of ___________ shares of the Company’s common stock (“Common Stock”), at a price per share equal to $ 0.________ (the “Initial Exercise Price”).

This Warrant is being issued in connection with the Loan Agreement between Voyant International Corporation and The Blue Heron Family Trust, dated June 9, 2008 (the “Loan Agreement”).  Certain capitalized terms used herein are defined in Section 4 hereof.

This Warrant is subject to the following provisions:

SECTION 1.  Exercise of Warrant.

(a)

Terms of Warrants; Exercise Period.  Subject to the terms of this Warrant, the Registered Holder shall have the right, commencing on the date hereof and expiring on the five-year anniversary hereof (the “Expiration Date”), to exercise this Warrant, from time to time and in whole or in part, and receive from the Company the number of Warrant Shares which the Registered Holder may at the time be entitled to receive on exercise of this Warrant and payment of the Exercise Price then in effect for the Warrant Shares.  To the extent not exercised prior to the Expiration Date, this Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

(b)

Exercise Procedure.

(i)

This Warrant shall be deemed to have been exercised on the date specified in a written notice from the Registered Holder to the Company (the “Exercise Time”) and within three business days following the Exercise Time, the Registered Holder shall deliver the following to the Company:

(A)

a completed Exercise Agreement, as described in Section 1(c) below;

(B)

this Warrant; and either

(C)

a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”) or

(D)

a notice (a “Notice of Exchange” indicating the Registered Holder’s intent to exercise this Warrant on a cashless basis in whole or in part (a “Warrant Exchange”), for the number of Warrant Shares determined in accordance with this paragraph.   In connection with any Warrant Exchange, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)

A

where

X =

the number of shares to be issued to the Registered Holder pursuant to the Warrant Exchange.

Y =

the number of shares covered by the Warrant which the Holder has elected to exchange pursuant to this Section 4(b).

A =

the current market price per share of Common Stock (as defined below) on the Exercise Date.

B =

the Exercise Price in effect under the Warrant on the Exercise Date.

(ii)

Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder within five business days after the date of the Exercise Time.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant that have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)

The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

(iv)

The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(v)

The Company shall make any governmental filings or obtain any governmental approvals necessary in connection with the exercise of this Warrant by the Registered Holder.

(vi)

The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant.  All Warrant Shares that are so issuable shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which securities of the Company may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(c)

Exercise Agreement.  Upon any exercise of this Warrant, the Registered Holder shall deliver an Exercise Agreement in the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

SECTION 2.  Adjustment of Exercise Price and Number of Shares.  In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the “Exercise Price”), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

(a)

Reorganization, Reclassification, Consolidation, Merger or Sale.  In case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 2(b) below (any of which, a “Change Event”), then, as a condition of such Change Event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, so that the Registered Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 2), the kind and amount of shares of stock and other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Registered Holder immediately prior to such Change Event.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Registered

Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(b)

Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision of stock, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c)

Issuance of New Warrant.  Upon the occurrence of any of the events listed in this Section 2 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Registered Holder shall have the right to receive a new warrant reflecting such adjustment upon the Registered Holder tendering this Warrant in exchange.  The new warrant shall otherwise have terms identical to this Warrant.

(d)

Notices.

(i)

The Company shall give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any event described in this Section 2 or any dissolution or liquidation.

(ii)

The Company shall also give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which any event described in this Section 2 or any dissolution or liquidation shall take place.

SECTION 3.  Registration Rights.

(a)

Demand Registration.

(i)

As soon as practicable, but in no event later than the Filing Deadline, the Company shall file with the SEC a Registration Statement on Form SB-2 covering the resale of all the Registrable Securities.  If Form SB-2 is unavailable for such a Registration, the Company shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders of at least a majority of the Registrable Securities and undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the SEC.  The Company shall use its reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

(ii)

The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement filed under this Section 3(a)(i) as may be reasonably necessary to keep such Registration Statement effective until all Registrable Securities have been sold pursuant to such Registration Statement or pursuant to Rule 144, or may be sold without restriction pursuant to Rule 144.  The Company shall comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement

(iii)

In the event the Registration Statement required to be filed with the SEC pursuant to Section 3(a)(i) is not filed with the SEC by the Filing Deadline, the Company shall issue to the Registered Holder an additional warrant for each 30-day period (or a portion thereof) during which time such Registration Statement has not been filed with the SEC, which additional warrants shall be issued on the last day of each 30-day period commencing on the Filing Deadline.  In addition, if the Registration Statement required to be filed with the SEC pursuant to Section 3(a)(i) is not declared effective by the SEC by the Effectiveness Deadline, the Company shall issue to the Registered Holder an additional warrant for each 30-day period (or a portion thereof) during which time such Registration Statement has not been declared effective by the SEC, which additional warrants shall be issued on the last day of each 30-day period commencing on the Effectiveness Deadline.   Each additional warrant shall be exercisable for that number of shares equal to 1% of the number of shares for which this Warrant is exercisable on the date of issuance of such additional warrant, with an exercise price per share equal to that of this Warrant on such date. If the Company is advised by legal counsel that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction in an amount of not less than $3,000,000 to be consummated prior to the effectiveness of the registration statement, the Filing Deadline shall be delayed until within ten (10) business days following the earlier of (a) the completion of such PIPE financing following the Loan and (b) the day on which the Company no longer is so advised that the filing of the registration statement may preclude the private placement of securities in a PIPE transaction.

(b)

Piggyback Registration.

(i)

If, at any time commencing on the date hereof and expiring on the Expiration Date, the Company proposes to file a Registration Statement (other than under a Registration Statement pursuant to Form S-8 or Form S-4) to register its securities, and all of the Registrable Securities are not then covered by an effective Registration Statement, the Company shall: (A) give written notice by registered mail, at least 20 days prior to the filing of such Registration Statement to the Holders of its intention to do so; and (B) include all Registrable Securities in such Registration Statement with respect to which the Company has received written requests for inclusion therein within 15 days of actual receipt of the Company’s notice.

(ii)

The Company shall have the right at any time after it shall have given written notice pursuant to this Section 3(a) (irrespective of whether a written request for inclusion of any

Registration Securities shall have been made) to elect not to file any such Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

(iii)

If the Registration Statement pursuant to this Section 3(a) relates to a firmly underwritten public offering and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities proposed to be included in the Registration Statement (including the Registrable Securities) exceeds the number of securities which can be sold therein without adversely affecting the marketability of the public offering, the Company will include in such Registration Statement the number of securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders of all securities proposed to be included in the Registration Statement.

(c)

Covenants of the Company with Respect to Registration.  In connection with each Registration under this Section 3, the Company covenants and agrees as follows:

(i)

The Company shall use its best efforts to have any Registration Statement declared effective at the earliest practicable time and to remain effective for not less than one year thereafter.  The Company will promptly notify each Holder of included Registrable Securities and confirm such advice in writing, (A) when such Registration Statement becomes effective, (B) when any post-effective amendment to such Registration Statement becomes effective and (C) of any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information.

(ii)

The Company shall furnish to each Holder of included Registrable Securities such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as such Holders may reasonably request in order to facilitate their disposition of the Registrable Securities.

(iii)

If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any Registration Statement, the Company will promptly notify each Registered Holder of Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible.

(iv)

The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(v)

The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be reasonably necessary to enable the Holder(s) thereof to consummate the disposition of such Registrable Securities.

(vi)

The Company shall deliver promptly to each Holder that has included Registrable Securities in a Registration Statement and to the managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement and permit each such Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD.  Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

(vii)

All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, legal opinions for shareholder certificates, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company will be borne by the Company.  In no event shall the Company be obligated to pay any discounts or commissions with respect to the Registrable Shares sold by any Holder.  In connection with each Registration Statement, the Company will reimburse the Holders of included Registrable Securities for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the included Registrable Securities.

(d)

Indemnification and Contribution

(i)

The Company shall indemnify each Holder of the Registrable Securities included in any Registration Statement, each of its officers, directors and agents (including brokers and underwriters selling Registrable Securities on behalf of the Holder), and each Person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all losses, claims, damages, expenses and/or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act, any state securities laws or otherwise, arising from such Registration Statement, including, without limitation, any and all losses, claims, damages, expenses and liabilities caused by (I) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (II) any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Company by the Holder expressly for use therein.

(ii)

If requested by the Company prior to the filing of any Registration Statement covering the Registrable Securities, each Holder of the Registrable Securities to be included in such Registration Statement shall severally, and not jointly, indemnify the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses and/or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Holder, or their successors or assigns, for specific inclusion in such Registration Statement, except that the maximum amount which may be recovered from each Holder pursuant to this Section 3(c)(ii) or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of the Registrable Securities under such Registration Statement.

(iii)

In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3(c), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Holder, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(iv)

To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 3(c) to the fullest extent permitted by law; provided, however, that (A) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 3(c) and (B) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(e)

Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Warrants prior to the filing of any Registration Statement or the effectiveness thereof.

(f)

The Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (i) the Company shall not be the surviving corporation and (ii) the shareholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of “Registrable Securities.”

SECTION 4.  Definitions.  The following terms have the meanings set forth below:

“Act” means the Securities Act of 1933, as amended.

“Equity Securities” means the capital stock of a person or entity and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of such person or entity.

“Effectiveness Deadline” shall mean 180 days after the filing of the Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Filing Deadline” shall mean 60 days from the Loan Closing Date.

“Holders” means the Registered Holder, and the registered holders of all other Warrants (including Additional Warrants) originally issued pursuant the Loan Agreement, and the registered holders of the Registrable Securities.

“Loan Closing Date” means the date upon which the Loan is made to the Company pursuant to the terms of the Loan Agreement.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Registered Holder” means the registered holder of this Warrant.

“Registrable Securities” means the Warrant Shares and any securities issued with respect to the Warrant Shares by virtue of a stock dividend, stock split, reclassification or reorganization,

provided that the Warrant Shares and such other securities shall no longer by Registrable Securities once they have been sold or transferred pursuant to an effective Registration Statement under the Act or pursuant to Rule 144.

“Registration” shall mean a registration of Registrable Securities under the Act pursuant to Section 3 of this Agreement.

“Registration Statement” shall mean the Registration Statement, as amended from time to time, filed with the SEC in connection with a Registration, and each prospectus that is used in connection with such Registration Statement (including any preliminary prospectus).

“Rule 144” means Rule 144 of the SEC under the Act.

“SEC” means the United States Securities and Exchange Commission, or any successor regulatory agency.

“Warrant” means the right to purchase one or more Warrant Shares pursuant to the terms of this Warrant, as the same may be transferred, divided or exchanged pursuant to the terms hereof.

“Warrant Shares” means shares of the Common Stock issuable upon exercise of the Warrant; provided, however, that if there is a change such that the securities issuable upon exercise of the Warrant are issued by a Person other than the Company or there is a change in the class of securities so issuable, then the term “Warrant Shares” shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

SECTION 5.  No Voting Rights; Limitations of Liability.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.  No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registrable Holder for the Exercise Price or as a stockholder of the Company.

SECTION 6.  Warrant Transferable.  Subject to compliance with applicable securities laws and the terms of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company, subject to prior written approval by the Company.

SECTION 7.  Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.  The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.  All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

SECTION 8.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the expense of the Registered Holder) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

SECTION 9.  Notices.  All notices, requests, deliveries, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

if to Company, to:
Dana Waldman, CEO
Voyant International Corporation
444 Castro Street, Suite 318
Mountain View, CA 94041
Fax: (650) 691-4458

with a copy to:
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
Attn: Benjamin M. Alexander, Esq.
Fax: (310) 208-1154

if to the Lender, to:
The Blue Heron Family Trust
Brothers Wealth Management, LLC
815-A Brazos Street #228
Austin, TX 78701
Attn: Daryl D. Brown, Discretionary and Investment Trustee

with a copy to:
Thompson & Knight L.L.P.
1700 Pacific Ave., Suite 3300
Dallas TX 75201
Attn: William J. Schuerger, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Registered Holder of Warrants) or to the Registered Holders of Warrants (in the case of the Company) in accordance with the provisions of this paragraph.

SECTION 10.  Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders representing a majority of the Warrant Shares obtainable upon exercise of the then-outstanding Warrants; provided, however, that no such action may change the Exercise Price of the Warrants or the number of shares or class of capital stock obtainable upon exercise of each Warrant without the written consent of all Holders.

SECTION 11.  Descriptive Headings; Governing Law.

(a)

The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

(b)

All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

SECTION 12.  Warrant Register.  The Company shall maintain at its principal executive office books for the registration and the registration of transfer of this Warrant.  The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

SECTION 13.  Fractions of Shares.  The Company may, but shall not be required, to issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part.  As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the market price of a Warrant Share on the date of such exercise (as determined by the board of directors in its reasonable discretion).

SECTION 14.  Attorneys’ Fees.  If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Warrant of its obligations under this Warrant, the prevailing party shall recover all of such party’s attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.  As used in this Section, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of the Date of Issuance hereof.

Voyant International Corporation

By: David R. Wells
Its: Chief Financial Officer

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby subscribes for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.  Please issue the Warrant Shares in the following names and amounts:

Name	Number of Warrant Shares

Signature

Address

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, LENDER_NAME hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Signature

Witness

The Assignee agrees to be bound by the terms of the Warrant.

Signature

Witness